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                                [LETTERHEAD OF GECC]






                                        January 29, 1998

BY FACSIMILE

Robert J. Braasch
Chief Financial Officer
Eagle Finance Corp.
1425 Tri-State Parkway
Suite 140
Gurnee, IL  60031

Dear Robert:

     Eagle Finance Corp. ("Eagle") and General Electric Capital Corporation ("GE Capital") entered into a certain Asset Purchase Agreement dated September 27, 1994 and June 25, 1996 (the "Asset Purchase Agreements"), and the Amended and Restated Servicing Agreement, dated as of June 25, 1996 (the "Servicing Agreement") pursuant to which GE capital agreed to (i) purchase from time to time portfolios of motor vehicle retail installment contracts from Eagle, and (ii) permit Eagle to service such Contracts, all pursuant to the terms and conditions set forth in the Asset Purchase Agreements and the Servicing Agreement (collectively, the "Agreements"). Any capitalized terms used herein without definition shall have the meaning given to such terms in the Agreements.

     Section 9.0(g) of the Servicing Agreement requires that Eagle's Interest Coverage shall not be less than 1.15. Eagle's Interest Coverage for the quarter ended September 30, 1997 was -0.08, was -0.58 for the month ending October 31, 1997, and was -0.61 for the month ending November 30, 1997.
Eagle has requested that GE Capital waive the defaults arising upon those covenant violations. In consideration for the terms set forth in this letter agreement, GE Capital agrees and hereby does waive, effective as of September 30, 1997, compliance by Eagle with the provisions set forth in Section 9.0(g) of the Servicing Agreement for the period from July 1, 1997 through and including November 30, 1997. From and after December 1, 1997, Eagle must be in compliance with the Interest Coverage requirement as stated in Section 9.0(g) of the Servicing Agreement.

     In consideration for the accommodations granted herein, the parties agree as follows:

     (1) Eagle shall provide monthly financial statements within thirty (30) calendar days from each month end;
     (2)  Financial covenant compliance will be measured on a monthly basis;

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     (3)  Going forward, Interest Coverage will be calculated on a year to date basis. However, for the remaining of fiscal year 1997, Interest Coverage will exclude all performance prior to October 1, 1997;
     (4) In the event that Eagle is purchased, or the ownership or management structure of Eagle changes materially (the materiality of which shall be determined in GE Capital's sole and reasonable discretion) and unless GE Capital consents to the proposed change in management or ownership of Eagle (which consent shall be given to GE Capital's sold and reasonable discretion), then GE Capital shall be entitled to remove or replace Eagle as servicer of the Contracts.


Without in any way limiting GE Capital's rights under paragraph four above, it is GE Capital's present intention to evaluate its right to exercise paragraph four above based upon the proposed owner, manager or servicer's ability to service GE Capital's portfolio in a manner consistent with GE Capital's expectations and requirements which shall be determined in its sole discretion. Eagle acknowledges and agrees that the expression of GE Capital's present intention shall not limit GE Capital's rights under paragraph four above or be the basis for any claim, counterclaim of any kind against GE Capital.

     Except as expressly provided in this waiver, all terms and conditions of the Agreement shall continue in full force and effect. This waiver shall be effective only in the specific instance, for the specific provisions, and for the specific period for which it has been given.

     This waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

                              Very truly yours,

                              General Electric Capital Corporation

                              By:  /S/  JODY FILUT
                                   -------------------------
                                   Jody Filut

                              Title:    Account Executive

Acknowledged, accepted and agreed:
Eagle Finance Corp.

By:  /S/ ROBERT J. BRAASCH
     --------------------------
     Robert J. Braasch

Title:     President